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                                                                    Exhibit 23.5
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                                     [LETTERHEAD]

                                                                November 1, 1996

Sun International Hotels Limited
Executive Offices
Coral Towers
Paradise Island, The Bahamas

Dear Sirs:

    We hereby consent to the inclusion in the Registration Statement on Form
F-4 and the related Proxy Statement/Prospectus with respect to the proposed merger of Sun Merger Corp., a wholly owned subsidiary of Sun International Hotels Limited, with and into Griffin Gaming & Entertainment, Inc., of our opinion letter appearing as Annex IV to such Prospectus/Proxy Statement which is a part of such Registration Statement, and to the references to our firm name under the captions "SUMMARY - The Merger - Opinion of Sun's Financial Advisor" and "THE MERGER - Sun's Reasons for the Merger; Recommendation of its Board of Directors" and "Opinion of Sun's Financial Advisor." In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the "Securities Act Rules") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the Securities Act Rules.

                                            Very truly yours,
                                            BEAR, STEARNS & CO. INC.



                                            By /s/ David M. Solomon
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                                              Name: David M. Solomon
                                              Title: Senior Managing Director